Exhibit 24

POWER OF ATTORNEY

The officers and directors of PDS Biotechnology Corporation whose signatures appear below hereby constitute and appoint Frank Bedu-Addo and Matthew Hill, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director	April 1, 2022
Frank Bedu-Addo, Ph.D.	(Principal Executive Officer)

/s/ Matthew Hill	Chief Financial Officer	April 1, 2022
Matthew Hill	(Principal Financial and Accounting Officer)

/s/ Stephen Glover	Director	April 1, 2022
Stephen Glover

/s/ Kamil Ali-Jackson	Director	April 1, 2022
Kamil Ali-Jackson

/s/ Otis W. Brawley	Director	April 1, 2022
Otis W. Brawley

/s/ Gregory Freitag	Director	April 1, 2022
Gregory Freitag
/s/ Ilian Iliev	Director	April 1, 2022
Ilian Iliev
/s/ Sir Richard Sykes	Director	April 1, 2022
Sir Richard Sykes